Exhibit 99.1
CSA NOTICE 57-301
Notice of Default (the “Notice”)
1.	Identify the reporting period(s) the company is not able to file financial statements on time for.

The reporting period for which Corel Corporation (“Corel”) is unable to file financial statements on time is the 3 month period ended February 28, 2007.

2.	Disclose the reason(s) for the default.

Corel intends to delay the filing of its unaudited interim financial statements for the three months ended February 28, 2007 (the “Financials”) to complete the accounting of its acquisition of InterVideo Inc. on December 12, 2006, specifically regarding the allocation of the purchase price related to the acquisition.

3.	Disclose when the company expects to file the financial statements.

Corel expects to the Financials no later than April 20, 2007.

4.	Disclose the date that is two months after the filing deadline and state that the securities commissions or regulators may impose an issuer cease trade order (CTO) if the financial statements are not filed by that time. Disclose that an issuer CTO may be imposed sooner if the company fails to file its Default Status Reports on time.

June 14, 2007 is the date that is two months after the filing deadline for the Financials. The securities commissions or regulators may impose an issuer cease trade order if the financial statements are not filed by that time. An issuer cease trade order may be imposed sooner if the company fails to file its bi-weekly Default Status Reports under the Notice on time.

5.	Confirm the company intends to satisfy the provisions of Appendix B of Notice 57-301 as long as it remains in default of the financial statement filing requirement.

Corel intends to satisfy the provisions of Appendix B of the Notice as long as it remains in default of the financial statements filing requirement.

6.	Disclose particulars of any insolvency proceeding the company is subject to, including the nature and timing of information that is required to be provided to creditors. Confirm that the company will file material change reports containing the same information it provides to creditors at the same time the information is provided to creditors throughout the period in which it is in default.

Corel is not subject to any insolvency proceedings.

7.	Disclose any other material information concerning the affairs of the company that has not been generally disclosed.

All material information concerning the affairs of Corel has been disclosed to the public.
Date: April 13, 2007